UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026 (March 26, 2026)

Rapid7, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street,

Boston, Massachusetts 02114

(Address of principal executive offices), including zip code

(617) 247-1717

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2026, Rapid7, Inc. (“Company”) entered into a Nomination and Support Agreement (the “Nomination and Support Agreement”) with JANA Partners Management, LP (together with its controlled affiliates and controlled associates, “JANA”).

In accordance with the Nomination and Support Agreement, the Company has agreed to include Kevin Galligan (the “JANA Nominee”) in the Company’s slate of recommended nominees for election as directors at its 2026 annual meeting of stockholders, and any adjournment, postponement, rescheduling or continuation thereof (the “2026 Annual Meeting”) and shall recommend, support and solicit proxies for the election of the JANA Nominee at the 2026 Annual Meeting in the same manner and on terms no less favorable than the Company provides for the Board’s other nominees.

Pursuant to the Nomination and Support Agreement, JANA may not, directly or indirectly, acquire or agree to acquire, any securities of the Company that would result in JANA owning, controlling or otherwise having any beneficial or other ownership interest in more than 19.9% of the shares of the Company’s outstanding common stock, without the prior written consent of the Board (with acquisitions by JANA of ownership of voting stock up to such 19.9% threshold having been approved by the Board in connection with the approval of the Nomination and Support Agreement for purposes of the restrictions on business combinations contained in Delaware General Corporation Law Section 203 that would otherwise be imposed).

Additionally, JANA has agreed to vote all shares of the Company’s common stock beneficially owned by it and over which it has direct or indirect voting power at the 2026 Annual Meeting in favor of the following persons for election as directors of the Company and no other person(s): the JANA Nominee, Corey E. Thomas, Marc Brown, Judy Bruner, Mike Burns, Benjamin Holzman, Wael Mohamed, J. Benjamin Nye, Thomas Schodorf, Reeny Sondhi, and any mutually agreed upon nominee.

Unless otherwise mutually agreed to in writing by each party, the Nomination and Support Agreement will terminate upon the earlier of (i) the date that is thirty (30) calendar days prior to the beginning of the Company’s advance notice period for the nomination of directors at the 2027 annual meeting of the Company’s stockholders, and (ii) January 8, 2027.

The foregoing summary of the Nomination and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety, by reference to the full text of the Nomination and Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Nomination and Support Agreement, by and between Rapid7, Inc. and JANA Partners Management, LP, dated March 26, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2026	Rapid 7, Inc.

	By:	/s/ Rafe Brown
	Name:	Rafe Brown
	Title:	Chief Financial Officer